EXHIBIT 1.01

RADISYS CORPORATION
Conflict Minerals Report
For the Year Ended December 31, 2014

This report for the year ended December 31, 2014 is made by Radisys Corporation and its subsidiaries (herein referred to as “Radisys” or the “Company”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Act). Numerous terms in this report are defined in the Rule, Form SD promulgated under the Exchange Act and Exchange Act Release No. 34-67716 and the reader is referred to those sources for such definitions.

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defines as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not the trading in those minerals benefits armed groups.

Based on its reasonable county of origin inquiry, if a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries) and are not from recycled or scrap sources, or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

This report has not been subject to an independent private sector audit as allowed under the Rule, which provides a temporary accommodation for the first two years following November 13, 2012.

1.     COMPANY OVERVIEW

Radisys Corporation is a provider of wireless infrastructure solutions to the telecom market. The term “conflict minerals” is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and includes metals widely used in telecommunications equipment, including many of our products, regardless of origin. Our products and services are broken into two operating segments: Software-Systems and Embedded Products and Hardware Services. Conflict minerals are necessary for the functionality or production of products in all of our product categories, excluding the CellEngine software and Professional Service portion of Software-Systems. As such, we undertook due diligence measures to determine source and chain of custody of conflict minerals used in the production of our products, including a reasonable country of origin inquiry of the conflict minerals used in our products.

2.    OUR CONFLICT MINERALS PROGRAM

2.1     Supply Chain

In accordance with the Rule, the Company undertook a reasonable country of origin inquiry that was reasonably designed to determine whether the conflict minerals necessary for the functionality or production of its products originated in the Democratic Republic of the Congo or an adjoining country (a “Covered Country”) or are from recycled or scrap sources. As a company in the telecommunications equipment manufacturing business, Radisys is several levels removed from the actual mining of conflict minerals. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Radisys has conducted an analysis of our products and found that, although we do not directly purchase conflict minerals from our suppliers, Radisys purchases products, component parts and materials that contain metals, some of which contain conflict minerals. We rely on our Tier 1 suppliers to provide information on the origin of the conflict minerals contained in components that are included in our products by using the CFSI Conflict Minerals Reporting Template (CMRT), which allows us to perform our Reasonable Country of Origin Inquiry.

2.2    Management Systems

Policy
Radisys has adopted a Conflict Minerals Sourcing Policy to reasonably assure its products are “DRC conflict free”. Suppliers are expected to have in place policies and due diligence measures that will enable the company to reasonably report the country of origin for products and components being supplied. Radisys’s Conflict Minerals Sourcing Policy can be found at www.radisys.com.

Internal Team
Radisys has established a management system for conflict minerals. Our management system includes senior members of our executive management team, supply chain management and internal controls. Our team of functional subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is provided with updates on the program and results of our conflict minerals program efforts on a regular basis.

2.3    Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Radisys policies either through their reporting hierarchy or through the company’s anonymous compliance hotline.

2.4    Maintenance of Reviewable Business Records

Radisys maintains electronic copies of supplier responses and other documents that support the due diligence process to demonstrate transparency and compliance with recommended best practices per the OECD as well as the long-term evolution and improvement of its program to its shareholders.

3.    DUE DILIGENCE PROCESS

3.1    Design of Due Diligence

The Company designed and implemented its due diligence measures as to the source and chain of custody of its conflict minerals to be in conformity, in all material respects, with the nationally or internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) and related supplements for each of the conflict minerals. Our design of due diligence measures featured: (1) establishment of strong internal company management systems; (2) identification and assessment of risks in the supply chain; (3) design and implementation of a strategy to respond to risks as they are identified; (4) leveraging published results from industry organizations that carry out independent third-party audits of smelters’ and refiners’ due diligence practices; and (5) preparation of this annual report.

3.2    Due Diligence Measures Performed

Request Information
The Company’s due diligence measures included conducting a reasonable country of origin inquiry (RCOI) with Tier 1 production suppliers using the CMRT, which contains questions about the facilities used to process these minerals, as well as supplier due diligence. The CMRT was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use.

Survey Responses
A supplier and commodity risk assessment process was developed to identify those suppliers whose products were necessary to the functionality or production of Radisys products. We conducted a survey of these suppliers to determine whether the conflict minerals in components contained in our products were or were not DRC conflict free (as defined by the Rule). In 2014, Radisys surveyed 299 suppliers with a 42% response rate.

The responses contained varying degrees of information regarding the names and locations of 3TG smelters or refiners which process necessary conflict minerals used by our suppliers, which are ultimately incorporated into our products. Radisys has contracted with a third party provider to perform due diligence reviews of supplier responses for their use of 3TG and conduct follow-up actions on suppliers, encouraging further requests for accurate, complete or missing template information where responses identified red flags.

3.3    Due Diligence Results

The majority of supplier survey responses did not completely list all the smelters or refiners used in their supply chain. Supplier surveys received which listed smelter data were analyzed and the 3TG smelters/refiners listed were compared against information provided through the CFSI program. For the calendar year 2014, our due diligence identified 407 smelters and refiners as potential sources of 3TG minerals that were reported to be in our supply chain, of which 245 have been certified as conflict-free compliant by the CFSI approved program. An additional 10 have been allocated a Smelter Identification CID number and are awaiting validation through the CFSI audit program. The remaining 152 are alleged smelters that are still pending identification through our due diligence process. Appendix I below lists the facilities which, to the extent known, processed the necessary conflict minerals used by our suppliers.

4.    DETERMINATION

The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG our products contain, whether the 3TG come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. We have found no reasonable basis for concluding that these refiners, or the other smelters preparing to be audited, sourced 3TG minerals that directly or indirectly finance or benefit armed groups of the conflict region of the Covered Countries.

5.    STEPS TO BE TAKEN IN 2015

Due to the breadth and complexity of Radisys' products and respective supply chain, as well as being several layers removed from the mining of conflict minerals, it will take time for many of our suppliers to verify the origin of all of the minerals. Radisys will continue to perform due diligence activities in accordance with its Conflict Mineral Compliance Plan with suppliers that were unable to provide sufficient information during the initial reasonable country of origin inquiry to determine the source and chain of custody of its conflict minerals. The Company will undertake the following steps during the next compliance period to improve the results of its due diligence and to reduce the risk that its necessary conflict minerals do not benefit armed groups, including;

•	Strengthen engagement with relevant suppliers to help them understand and satisfy Radisys requirements on the 3TG Rule and increase the rate and quality of responses.

•	Continue to work with third-party providers to improve our conflict mineral process in obtaining accurate and complete information about smelters/refiners.

•	Continue to compare RCOI results to the EICC/GeSI Conflict Free Smelter List.

In accordance with the OECD Guidance and the Rule, this report is available on our website under “Company - Corporate Responsibility” at www.radisys.com.

APPENDIX I

Metal	Smelter Name	Smelter Country
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet S.p.A.	ITALY
Gold	China Golddeal Investment Co.Ltd	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus	KOREA, REPUBLIC OF
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	DaeryungENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF

Gold	Do sung metal	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Ferro Corporation	UNITED STATES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	Harmony Gold	SOUTH AFRICA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Zhaoyuan Precious Metal Materials Co.,	CHINA
Gold	Hisikari Mine	JAPAN
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	London Bullion Market Association	UNITED KINGDOM
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Sweden) AB	SWEDEN
Gold	Metalor Technologies Ltd. (Suzhou)	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	HONG KONG
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	National Copper Corporation of Chile	CHILE
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Nippon Mining & Metals	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samwon Metal	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shanghai Gold exchange	CHINA
Gold	Smelter Not Listed	UNITED STATES
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Suzhou Xingrui Noble Metal Material Co.Ltd	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Hutti Gold Company	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	UBS AG	SWITZERLAND
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	UYEMURA	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai Guodasafina High-Tech Environmental Refinery Co. Ltd.	CHINA
Gold	Yantai Zhaojin Lai Fuk Precious Metals Ltd	CHINA

Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Yunnan Metallurgical Group Co., Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CIF	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Ethiopian Minerals Development Share Company	ETHIOPIA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Fujian Nanping	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	AUSTRALIA
Tantalum	Global Advanced Metals	JAPAN
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Group	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Yichun	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metal Do	JAPAN
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NTET, Thailand	THAILAND
Tantalum	Plansee	AUSTRIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA

Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	5N Plus	CANADA
Tin	AIM	CANADA
Tin	Alpha	UNITED STATES
Tin	Alpha Metals Korea Ltd.	KOREA, REPUBLIC OF
Tin	Amalgamet	UNITED STATES
Tin	American Iron and Metal	CANADA
Tin	Bangka	INDONESIA
Tin	Brinkmann Chemie AG	GERMANY
Tin	C.V.Jaya Makmur	INDONESIA
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Smelter Co. Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Confidential	CHINA
Tin	Cookson Alpha Metals (Shenzhen) Co., Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	Corporation Berhad (MSC)	MALAYSIA
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Java	INDONESIA
Tin	CV Murjanah	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	Dowa Metals & Mining Co.Ltd	JAPAN
Tin	Electro.oy Metal Pte.	SINGAPORE
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Fuji Metal Mining	THAILAND
Tin	Gejiu Jin Ye Mineral co., Ltd	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu non-ferrous metal processing Co. Ltd	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	GEJIU YUNXIN COLORED ELECTROLYTIC CO.,LTD	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Gold Bell Group	SINGAPORE
Tin	Guangxi Huaxi Group Co.,Ltd	CHINA
Tin	Guangxi Zhongshan Gold Bell Smelting Corp	CHINA
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Heraeus Technology Center	HONG KONG
Tin	Huaxi Guangxi Group	CHINA
Tin	HuaXi Metals Co.,Ltd	CHINA

Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Indra Eramulti Logam, IMLI	INDONESIA
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jia Tian	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kaimeng (Geiju) Industry and Trade Co., Ltd.	CHINA
Tin	Kobe Steel, Ltd.	JAPAN
Tin	Kupol	RUSSIAN FEDERATION
Tin	Laibin China Tin Smelting Co., Ltd.	CHINA
Tin	Laibin Huaxi Smelterring Co.,Ltd	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MATSUSHIMA KINZOKU	JAPAN
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources Inc	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Electric Metecs, Co., Ltd.	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nathan Trotter & Co	UNITED STATES
Tin	NGHE TIN NON-FERROUS METAL	VIET NAM
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	O.M. Manufacturing Phils. Inc.	PHILIPPINES
Tin	OM MANUFACTURING PHILIPPINES,INC	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT REFINED BangkaTIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT.HANJAYA PERKASA METALS	INDONESIA
Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	RedRing Solder (M) Sdn. Bhd	MALAYSIA
Tin	ROHM & HAAS	SINGAPORE
Tin	Rui Da Hung	TAIWAN
Tin	Sanhwa Non-Ferrous Metal Ind. Co., Ltd.	KOREA, REPUBLIC OF
Tin	Senju Metal Industry Co., Ltd.	JAPAN
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA
Tin	Tamura	JAPAN
Tin	Thaisarco	THAILAND
Tin	Tongding Metal Material Co.,Ltd.	CHINA
Tin	Traxys	FRANCE
Tin	Uni Bros Metal Pte Ltd	SINGAPORE
Tin	UNI BROS METAL PTE.LTD	SINGAPORE
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Wilhelm Grillo Handelsgesellschaft mbH	GERMANY
Tin	Yifeng Tin	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	Yunnan Tin	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA
Tin	Yunnan Tin Corp.	CHINA
Tin	YunXi	CHINA
Tin	Zhejiang Huangyan Xinqian Electrical Parts Factory	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Alldyne Powder Technologies	AMERICAN SAMOA
Tungsten	Alta Group	AMERICAN SAMOA
Tungsten	Alta Group	UNITED STATES
Tungsten	Buffalo Tungsten	CHINA
Tungsten	Central Glass Co., Ltd	JAPAN
Tungsten	Chengdu Hongbo Industrial co,Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganshou Grand Sea W & Mo Group Co Ltd	CHINA

Tungsten	Ganshou Sinda W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W and Mo Company	CHINA
Tungsten	Ganzhou Hongfei W & Mo Materials Co., Ltd.	CHINA
Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO.,LTD.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Sinda W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	HC Starck	RUSSIAN FEDERATION
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jada Electronic Limited (JX Nippon Mining & Metal)	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	KYORITSU GOKIN CO.,LTD.	JAPAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Mitsui Mining & Smelting	JAPAN
Tungsten	Nanchang Cemented Carbide Limited Liability	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Ninghua Xingluokeng Tungsten Mining Co., Ltd.	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Plansee	AUSTRIA
Tungsten	Pobedit JSC	RUSSIAN FEDERATION
Tungsten	Sandvik Material Technology	SWEDEN
Tungsten	Sumitomo	CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	TaeguTec	KOREA, REPUBLIC OF
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Golden Egret Special Alloy (HC) Co., Ltd.	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Golden Egret Special Alloy Co., Ltd.	CHINA

Tungsten	Xiamen Honglu Tungsten Molybdenum Industry	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA